Exhibit 99.21

AMENDED AND RESTATED SIMON SOFTWARE LICENSE AGREEMENT

This AMENDED AND RESTATED SOFTWARE LICENSE AGREEMENT (the “Agreement”) is dated as of February 1, 2006 (the “Effective Date”) and is made by and between ROCKY MOUNTAIN SUPPORT SERVICES, INC., an Arizona corporation, (“RMSS”) and FIDELITY NATIONAL TAX SERVICE, INC., a California corporation (“Licensee”).

WHEREAS, the parties previously entered into a SIMON Software License Agreement dated as of March 4, 2005 (the “Prior License Agreement”) with respect to the use of certain software and the provision of certain services, as more fully described herein; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Agreement and Plan of Merger dated as of September 14, 2005 (as amended, the “Certegy Merger Agreement”), among Certegy Inc. (“Certegy”), C Co Merger Sub, LLC (“Merger Co”), and Fidelity National Information Services, Inc. (“FNI Co”), including the effectiveness of the merger of FNI Co with and into Merger Co (the “Merger”) with Merger Co (which will thereafter be known as “Fidelity National Information Services, LLC”) as the surviving entity, the parties wish to amend and restate the Prior License Agreement in its entirety;

NOW THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.                                      DEFINITIONS.

As used in this Agreement:

1.1                               “Assistance” shall mean installation, conversion planning, conversion, consulting assistance, workshops, training or education classes performed by RMSS, or other functions mutually agreed to be “Assistance” by Licensee and RMSS.

1.2                               “Base Modification” shall mean any Modification which RMSS, in its sole discretion, has incorporated into the base version of the RMSS Software which RMSS makes available to itself and other subsidiaries of Fidelity National Financial, Inc. (“FNF”).

1.3                               “Competitor” shall mean a natural or legal person offering a product that competes with RMSS Software.

1.4                               “Custom Modification” shall mean any Modification to the RMSS Software other than a Base Modification.

1.5                               “Days” shall mean calendar days, unless otherwise specified.

1.6                               “Defect” shall mean any failure, malfunction, defect or non-conformity in the RMSS Software that prevents the RMSS Software in any material respect from operating and performing in accordance with the Documentation.

1.7                               “Documentation” shall mean RMSS’s standard operating instructions relating to the RMSS Software, consisting of one copy of the object code form of the RMSS Software; a copy of manuals consisting of instructions and procedures for systems and operations personnel and end users of RMSS Software, if any, and related documentation, if any. RMSS will deliver the Documentation to Licensee in paper form, on CD ROM or electronically, at RMSS’s discretion (except that RMSS Software shall be delivered on machine readable media). Licensee acknowledges that not all items of Documentation are available in all forms of media. RMSS shall have the right to change the medium upon which the Documentation is delivered to Licensee without notice to Licensee. Upon electronic delivery of Documentation, any obligation of RMSS to deliver multiple numbers of copies of such Documentation to Licensee shall have no further force or effect.

1.8                               “Escalation Procedures” shall mean the procedures set forth in Section 11.2 of this Agreement.

1.9                               “Installation Site” shall mean the location at which the RMSS Software is installed and which is owned or controlled by Licensee, or a Licensee contractor (who is not a Competitor and who has executed a nondisclosure agreement consistent with the terms of this Agreement) providing use of systems to Licensee, and which is located in the United States. The initial Installation Site address is listed in Section 2 of Exhibit A.  Licensee may update the list of Installation Sites from time to time upon thirty (30) Days prior written notice to RMSS.

1.10                        “Licensee Server Software” shall mean those client-server based applications set forth in Section 1.3 of Exhibit A hereto.

1.11                        “Maintenance” shall mean the services described in Exhibit B hereto.

1.12                        “Maintenance Release” shall mean the current Release of the RMSS Software and the immediately prior Release (provided that such Releases have been made available to Licensee), and shall also include, at any given time, each Release delivered to Licensee within the prior two years.

1.13                        “Modification” shall mean any customization, enhancement, modification or change made to the RMSS Software authored by or for RMSS under this Agreement.

1.14                        “PC Software” shall mean those personal computer-based applications developed by RMSS that are set forth in Section 1.2 of Exhibit A.

1.15                        “Proprietary Information” shall mean all information disclosed by or for Licensee or RMSS to the other during the negotiations hereof and/or learned by reason of the relationship established hereunder or pursuant hereto, including, without limitation, the RMSS Software, Documentation, Releases, Modifications and all information, data and designs related thereto. Information relating to each party’s business, plans, affiliates or customers shall also be deemed “Proprietary Information” for purposes of the Agreement. “Proprietary Information” shall also include all “non-public personal information” as defined in Title V of the Gramm-Leach-Bliley Act (15 U.S.C. Section 6801, et seq.) and the implementing regulations thereunder (collectively, the “GLB Act”), as the same may be amended from time to time, that RMSS receives from or at the direction of Licensee and that concerns any of Licensee’s “customers” and/or “consumers” (as defined in the GLB Act).

1.16                        “Release” shall mean the Base Modifications, and other new versions, corrections, revisions, updates, modifications and enhancements to the RMSS Software and related Documentation.

1.17                        “Server” shall mean a logical server that may include one (1) or more physical servers.

1.18                        “Subsidiary” shall mean any majority-owned or otherwise controlled, direct or indirect subsidiary.

1.19                        “RMSS Software” shall mean the object code and/or Source Code of any program or part of a program as described in Exhibit A licensed hereunder to Licensee but including in all events a product known between the parties as SIMON. RMSS Software includes all Base Modifications, all Modifications authored by or for RMSS, and all Releases issued during the term of Maintenance under this Agreement.

1.20                        “Source Code” of RMSS Software shall mean a copy of the source code (or comparable high level coding) for the RMSS Software, if and to the extent RMSS has or retains any such code, including any annotations therein, certified by RMSS to Licensee, upon delivery to Licensee, as an accurate copy of such source code for RMSS Software as RMSS has in its possession.

1.21                        “Third Party Software” shall mean those third party applications provided by RMSS that are set forth in Section 1.4 of Exhibit A.

1.22                        “Use Limitations” shall mean the use by Licensee of the Licensee Server Software in total on no more than the number of Servers licensed herein.

2.                                      GRANT OF LICENSE.

2.1                               Grant.  Subject to Licensee’s full payment, as due, of fees listed in Exhibit C, RMSS hereby grants to Licensee, and Licensee accepts from RMSS, a world-wide nonexclusive, perpetual, irrevocable right and object code license (except as otherwise provided for in Section 3 below) to use the RMSS Software and Documentation at the Installation Site(s), subject to the restrictions and obligations set forth herein.

2.2                               Delivery.  Licensee acknowledges and agrees that it has received, prior to the Effective Date, delivery of the RMSS Software in object code form and the Documentation.

3.                                      SOURCE CODE DELIVERY

3.1                               Duty to Deliver.  Under the circumstances listed in Section 3.2 below, solely for purposes of integration, maintenance, modification and enhancement of Licensee’s installation(s) of RMSS Software, RMSS shall promptly deliver to Licensee a copy of Source Code, which shall be subject to all of the license terms and restrictions applicable to the RMSS Software.

3.2                               Conditions.  RMSS’s duty of delivery of Source Code as described above shall be immediately due and enforceable in equity upon any of these circumstances:

(a)                                  RMSS has given notice to Licensee under terms of Maintenance that RMSS shall cease, or RMSS has ceased, (i) providing Maintenance generally or (ii) supporting any part of RMSS Software, and in the event of notice of future termination, such termination (whenever notice is given) shall be effective within twelve months.

(b)                                 RMSS shall apply for or consent to the appointment of a receiver, trustee, or liquidator of all or a substantial part of its assets, file a voluntary petition in bankruptcy, make a general assignment for the benefit of creditors, file a petition or an answer seeking reorganization or arrangement with creditors or take advantage of any insolvency law, or if an order, judgment or decree shall be entered by any court of competent jurisdiction, on the application of a creditor, adjudicating RMSS as bankrupt or insolvent or approving a petition seeking reorganization of RMSS or appointing a receiver, trustee, or liquidator of RMSS or of all or substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive Days.

(c)                                  RMSS shall be in breach of any material covenant herein or under Maintenance which, following notice of breach in reasonable detail from Licensee, is not cured within thirty (30) Days. To the extent the breach relates to Maintenance on a specific module or separable component of

RMSS Software, the duty of Source Code delivery shall be limited to the Source Code for such specific module or separable component.

(d)                                 Licensee shall have requested development or integration services with respect to RMSS Software which RMSS is unable or unwilling to provide or as to which the parties cannot timely come to commercial terms.

(i)                                     To the extent the integration or development relates to a specific module or separable component of RMSS Software, the duty of Source Code delivery shall be limited to the Source Code for such specific module or separable component.

(ii)                                  In the event of delivery of Source Code by RMSS under this subsection (d), upon Licensee’s completion of its development or integration effort, equating generally to the same scope of work that RMSS was requested to perform but did not perform, it will provide to RMSS a copy of the source code for the development or enhancement, including any annotations therein, certifying same as complete and accurate and, without further formality, RMSS shall be deemed granted a license to use that source code developed by Licensee or its non-Competitor contractors, solely for maintenance or further development of the RMSS Software as implemented for Licensee and for no other use or beneficiary.

(iii)                               Six (6) months following the delivery by Licensee to RMSS of source code for Licensee’s developments or enhancements under Section 3.2(d)(ii), RMSS may request that Licensee certify, and Licensee will promptly certify to RMSS, that Licensee has destroyed all copies of (x) Source Code delivered to it by RMSS 3.2(d) and (y) all copies of the source code for Licensee’s development or enhancement - except two hard copy prints of source code for Licensee’s development or enhancement for proof of authorship; provided, however, that the six (6) month limitation above shall not apply in the event that the development of Release 1.0 of the eLender Solutions software under the Amended and Restated eLender Solutions Software Development and Property Allocation Agreement dated as of November 22, 2005 is not completed on the scheduled completion date and Accepted under the terms of that agreement, and in such event, the RMSS’ request for certification under this Section 3.2(d)(iii) may not be made until such Release 1.0 is completed and Accepted.

(iv)                              Licensee’s right to obtain access to Source Code pursuant to this Section 3.2(d) may be invoked at any time and from time to time, regardless of the continuity of Maintenance.

4.                                      SOFTWARE USE RESTRICTIONS.

4.1                               Restrictions on RMSS Software.

(a)                                  Licensee may not use the RMSS Software in a service bureau or in a time share arrangement.

(b)                                 Licensee may not sell, lease, assign, transfer, distribute or sublicense the RMSS Software or Documentation, to any party that is not a (direct or indirect) subsidiary of Licensee. Licensee may not sell, lease, assign, transfer, distribute or sublicense the Source Code to any person or entity at any time, except that Licensee may sublicense the Source Code to a Subsidiary of Certegy, as necessary to exercise Licensee’s rights to modify and create derivative works of the RMSS Software and Documentation.

(c)                                  Licensee shall use RMSS Software subject to the Use Limitations.

(d)                                 Licensee will not make copies, or similar versions of the RMSS Software or any part thereof without the prior written consent of RMSS, except in the process of contemplated use, for administrative, archival or disaster recovery backup, and as expressly provided otherwise herein.

(e)                                  Licensee may not provide copies of the RMSS Software to any person, firm, or corporation not permitted hereunder except as permitted under Sections 4.1(b) and (d) above, and except as to Licensee’s non-Competitor contractors or subcontractors who have executed nondisclosure terms consistent with the confidentiality terms herein.

(f)                                    Licensee shall not allow any third party to use or have access to the RMSS Software for any purpose without RMSS’s prior written consent except as permitted under Sections 4.1 (b) and (d) above, and except as to Licensee’s non-Competitor contractors or subcontractors who have executed nondisclosure terms consistent with the confidentiality terms herein,.

(g)                                 Licensee agrees not to disclose, decompile, disassemble or reverse engineer the RMSS Software.

4.2                               Additional Restrictions on PC Software.

(a)                                  Except as specifically set forth herein, all other restrictions on use, copying or disclosure of the RMSS Software and Licensee’s agreement to maintain the confidentiality thereof shall apply to the PC Software and its Documentation.

(b)                                 Licensee may not modify the PC Software (although RMSS may do so on Licensee’s behalf.)

5.                                      TERM; TERMINATION

5.1                                 The term of license shall be perpetual subject to termination in accordance with the terms herein.

5.2                                 Licensee may terminate the license for convenience upon no less than ninety (90) Days prior written notice to RMSS.

5.3                                 A license enjoyed by a Subsidiary of Licensee shall terminate without further formality upon such entity’s ceasing to be a Subsidiary of Licensee.  A license enjoyed by a Subsidiary of Licensee shall terminate without further formality upon the six month anniversary date after such entity’s ceasing to be a Subsidiary of Licensee.  Prior to such Subsidiary ceasing to be a Subsidiary of Licensee, Licensee shall cause such Subsidiary to agree to migrate its data off the RMSS Software and on to an alternative product during the above described six month period.  In any event, if the Subsidiary becomes a Subsidiary of a Competitor, the license to the Subsidiary shall terminate immediately.

5.4                                 In the event Licensee or a Licensee Subsidiary discloses any of the RMSS Software or any material part of the Documentation to a Competitor, then RMSS upon thirty Days prior written notice to Licensee, may terminate the license with respect to that portion relating to the RMSS Software and Documentation provided to such Competitor if Licensee on its own does not (or if Licensee does not cause its Subsidiary to) discontinue disclosure of the RMSS Software and Documentation to such Competitor within thirty Days following Licensee’s receipt of RMSS’ written notice.  Any such termination shall be effective upon the expiration of the cure period.  The foregoing is intended to apply only to the remedy of termination.  RMSS shall retain the right to pursue any other remedies in the event Licensee or its Subsidiary makes an unauthorized disclosure to a Competitor, including injunctive relief or recovery of damages, and, depending on the nature of the disclosure, requesting that Licensee undertake other measures in addition to simply discontinuing disclosure to the Competitor.

5.5                                 In the event of termination of the license for any reason, Licensee and/or its Subsidiary, as applicable, shall promptly cease all use of the relevant RMSS Software, delete from its systems all copies of the relevant RMSS Software, and within thirty (30) Days of termination, return to RMSS all tangible copies of the relevant RMSS Software, together with certification that is has ceased such use, deleted such copies and returned such tangible copies as required hereunder.

5.6                                 Each party acknowledges and agrees that, in the event of Licensee’s breach or threatened breach or any provision of Sections 4, 5.3, 5.4, 5.5 or 7, RMSS shall have no adequate remedy in damages and notwithstanding the dispute resolution provisions in Section 11 hereof, is entitled to seek an injunction to prevent such breach or threatened breach; provided, however, no specification of a particular legal or equitable remedy is to be construed as a waiver, prohibition, or limitation of any legal or equitable remedies in the event of a breach hereof.

6.                                      INTELLECTUAL PROPERTY RIGHTS.

6.1                               Ownership of RMSS Software and Documentation.  From the date the RMSS Software and Documentation is first disclosed to Licensee, and at all times thereafter, as between the parties, RMSS and its licensors shall be the sole and exclusive owners of all right, title, and interest in and to the RMSS Software, Documentation and all Modifications, including, without limitation, all intellectual property and other rights related thereto. The parties acknowledge that this Agreement in no way limits or restricts RMSS and the RMSS Subsidiaries from developing or marketing on their own or for any third party in the United States or any other country, the RMSS Software, Documentation or Modifications, or any similar software (including, but not limited to, any modification, enhancement, interface, upgrade, change and all software, source code, blueprints, diagrams, flow charts, specifications, functional descriptions or training materials relating thereto) without payment of any compensation to Licensee, or any notice to Licensee.

6.2                               Development Services.  Licensee may from time to time wish to augment the RMSS product with additional functionality or utility, or to integrate it with Licensee systems from other sources, and for such purposes may request the provision of development services from RMSS.

7.                                      CONFIDENTIALITY.

7.1                               Confidentiality Obligation.  Proprietary Information (i) shall be deemed the property of the disclosing party (or the party for whom such data was collected or processed, if any), (ii) shall be used solely for the purposes of administering and otherwise implementing the terms of this Agreement and any ancillary agreements, and (iii) shall be protected by the receiving party in accordance with the terms of this Section 7.

7.2                               Non-Disclosure Covenant.  Except as set forth in this Section, neither party shall disclose the Proprietary Information of the other party in whole or in part, including derivations, to any third party. If the parties agree to a specific nondisclosure period for a specific document, the disclosing party shall mark the document with that nondisclosure period. In the absence of a specific period, the duty of confidentiality for (a) RMSS Software, Source Code and related Documentation shall extend in perpetuity and (b) with respect to any other Proprietary Information shall extend for a period of (5) five years from disclosure. Proprietary Information shall be held in confidence by the receiving party and its employees, and shall be disclosed to only those of the receiving party’s employees and professional advisors who have a need for it in connection with the administration and implementation of this Agreement. In no event shall Licensee disclose RMSS

Proprietary Information to a Competitor of RMSS. Each party shall use the same degree of care and afford the same protections to the Proprietary Information of the other party as it uses and affords to its own Proprietary Information.

7.3                               Exceptions.  Proprietary Information shall not be deemed proprietary and, subject to the carve-out below, the receiving party shall have no obligation of nondisclosure with respect to any such information which:

(i)                                     is or becomes publicly known through no wrongful act, fault or negligence of the receiving party;

(ii)                                  was disclosed to the receiving party by a third party that was free of obligations of confidentiality to the party providing the information;

(iii)                               is approved for release by written authorization of the disclosing party;

(iv)                              was known to the receiving party prior to receipt of the information;

(v)                                 was independently developed by the receiving party without access to or use of the Proprietary Information of the disclosing party; or

(vi)                              is publicly disclosed pursuant to a requirement or request of a governmental agency, or disclosure is required by operation of law.

Notwithstanding application of any of the foregoing exceptions, in no event shall RMSS treat as other than Proprietary Information, information comprising nonpublic personal information under the GLB Act.

7.4                               Confidentiality of this Agreement; Protective Arrangements.

(a)                                  The parties acknowledge that this Agreement contains confidential information that may be considered proprietary by one or both of the parties, and agree to limit distribution of this Agreement to those employees of Licensee and RMSS with a need to know the contents of this Agreement or as required by law or national stock exchange rule. In no event may this Agreement be reproduced or copies shown to any third parties (except counsel, auditors and professional advisors) without the prior written consent of the other party, except as may be necessary by reason of legal, accounting, tax or regulatory requirements, in which event Licensee and RMSS agree to exercise reasonable diligence in limiting such disclosure to the minimum necessary under the particular circumstances.

(b)                                 In addition, each party shall give notice to the other party of any demands to disclose or provide Proprietary Information of the other party under or pursuant to lawful process prior to disclosing or furnishing such Proprietary Information, and shall cooperate in seeking reasonable protective arrangements.

8.                                      CONTINUING UNDERTAKINGS.

During the duration of the license granted hereunder, RMSS shall offer Maintenance for the RMSS Software for the fees set forth in Exhibit C hereto. A description of Maintenance services is set forth in Exhibit B hereto. Any related professional services shall be performed pursuant to further agreement between the parties.

9.                                      INVOICING AND PAYMENTS, PAST DUE AMOUNTS, CURRENCY.

9.1                               Invoicing and Payment Requirements.  RMSS shall invoice for such fees described in Exhibit C hereto as well as for any expenses and any other applicable charges incurred and owing hereunder. In accordance with this Section 9.1, Licensee shall pay RMSS the invoiced amount in full on or prior to thirty (30) Days after Licensee’s receipt of such invoice unless Licensee notifies RMSS within such period that it is in good faith disputing RMSS’s invoice. Licensee shall make all payments to RMSS by check, credit card or wire transfer of immediately available funds to an account or accounts designated by RMSS. Payment in full shall not preclude later dispute of charges or adjustment of improper payments.

9.2                               Past Due Amounts.  Any amount not received or disputed by Licensee by the date payment is due shall be subject to interest on the overdue balance at a rate equal to the prime rate as published in the table money rates in the Wall Street Journal on the date of payment (or the prior date on which the Wall Street Journal was published if not published on the date of payment), plus one percent from the due date, until paid, applied to the outstanding balance from time to time. Any amount paid but later deemed not to have been due, will be repaid or credited with interest on the same terms.

9.3                               Currency.  All fees and charges listed and referred to in this Agreement are stated in and shall be paid in U.S. Dollars.

10.                               ASSISTANCE.

10.1                        Basis for Assistance.  Assistance, except to the extent included in Maintenance, is not included in this Agreement. If Licensee desires to purchase Assistance from RMSS or a RMSS Subsidiary, such Assistance shall be provided pursuant to separate agreement.

11.                               DISPUTE RESOLUTION.

11.1                        Dispute Resolution Procedures.  If, prior to the termination of this Agreement or the license granted herein, and prior to notice of termination given by either party to the other, a dispute arises between RMSS and Licensee with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement (other than disputes regarding a party’s compliance with the provisions of Sections 4 and/or 7), such dispute shall be settled as set forth in this Section 11. If either party exercises its right to initiate the dispute resolution procedures under this Section 11, then during such procedure any time periods providing for termination of the Agreement or curing any material breach pursuant to the terms of this Agreement shall be suspended automatically, except with respect to any termination or breach arising out of Licensee’s failure to make any undisputed timely and complete payments to RMSS under this Agreement. At such time as the dispute is resolved, if such dispute involved the payment of monies, interest at a rate equal to the prime rate as published in the table money rates in the Wall Street Journal on the date the dispute is resolved (or the prior date on which the Wall Street Journal was published if not published on the date the dispute was resolved) plus one percent for the period of dispute shall be paid to the party entitled to receive the disputed monies to compensate for the lapsed time between the date such disputed amount originally was to have been paid (or was paid) through the date monies are paid (or repaid) in settlement of the dispute. Disputes arising under Sections 4 or 7 may be resolved by judicial recourse or in any other manner agreed by the parties.

11.2                        Escalation Procedures.

(a)                                  Each of the parties shall escalate and negotiate, in good faith, any claim or dispute that has not been satisfactorily resolved between the parties at the level where the issue is discovered and has immediate impact (excluding issues of title to work product, which shall be initially addressed at the general counsel level but otherwise pursuant to Section 11.2(b) following). To this end, each party shall escalate any and all unresolved disputes or claims in accordance with this Section 11.2 at any time to persons responsible for the administration of the relationship reflected in this SIMON Software License Agreement. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. If such parties do not resolve the underlying dispute within ten (10) Days of its escalation to them, then either party may notify the other in writing that he/she desires to elevate the dispute or claim to the President of RMSS and the President of Licensee or their designated representative(s) for resolution.

(b)                                 Upon receipt by a party of a written notice escalating the dispute to the company president level, the President of RMSS and the President of Licensee or their designated representative(s) shall promptly communicate with his/her counter party, negotiate in good faith and use reasonable efforts to resolve such dispute or claim. The location, format, frequency, duration and conclusion of these elevated discussions shall be left to the discretion of the representatives involved. Upon agreement, such representatives may utilize other alternative dispute resolution procedures to assist in the negotiations. If the parties have not resolved the dispute within ten (10) Days after receipt of the notice elevating the dispute to this level, either may once again escalate the dispute to binding arbitration.

(c)                                  All discussions and correspondence among the representatives for purposes of these negotiations shall be treated as Proprietary Information developed for purposes of settlement, exempt from discovery and production, which shall not be admissible in any subsequent proceedings between the parties. Documents identified in or provided with such communications, which are not prepared for purposes of the negotiations, are not so exempted and may, if otherwise admissible, be admitted in evidence in such subsequent proceeding.

11.3                        Arbitration Procedures.  If a claim, controversy or dispute between the parties with respect to the terms and conditions of this Agreement, or any subject matter governed by this Agreement (and not otherwise excepted), has not been timely resolved pursuant to the foregoing escalation process, upon notice either party may initiate binding arbitration of the issue in accordance with the following procedures.

(a)                                  Either party may request arbitration by giving the other party written notice to such effect, which notice shall describe, in reasonable detail, the nature of the dispute, controversy or claim. Such arbitration shall be governed by the then current version of the Commercial Arbitration Rules and Mediation Procedures of the American Arbitration Association. The Arbitration will be conducted in Jacksonville, Florida in front of one mutually agreed upon arbitrator.

(b)                                 Each party shall bear its own fees, costs and expenses of the arbitration and its own legal expenses, attorneys’ fees and costs of all experts and witnesses. Unless the award provides otherwise, the fees and expenses of the arbitration procedures, including the fees of the arbitrator or arbitrators, will be shared equally by the involved parties.

(c)                                  Any award rendered pursuant to such arbitration shall be final, conclusive and binding upon the parties, and any judgment thereon may be entered and enforced in any court of competent jurisdiction.

11.4                        Continuation of Services.  Unless RMSS initiates an action for Licensee’s failure to make timely and complete payment of undisputed amounts claimed due to RMSS, RMSS will continue to provide Maintenance under the Maintenance services agreement, and unless Licensee is unable to lawfully use the RMSS Software and Modifications thereto, Licensee will continue to make payments of undisputed amounts to RMSS, in accordance with this Agreement, notwithstanding a dispute between the parties relating hereto or otherwise.

12.                               LIMITATION OF LIABILITY.

12.1                        EXCEPT TO THE EXTENT ARISING FROM GROSS NEGLIGENCE, WILLFUL MISCONDUCT, BY REASON OF AN INDEMNITY OBLIGATION HEREUNDER OR BY REASON OF A BREACH OF WARRANTY, EITHER PARTY’S LIABILITY FOR ANY CLAIM OR CAUSE OF ACTION WHETHER BASED IN CONTRACT, TORT OR OTHERWISE WHICH ARISES UNDER OR IS RELATED TO THIS AGREEMENT SHALL BE LIMITED TO THE OTHER PARTY’S DIRECT OUT-OF-POCKET DAMAGES, ACTUALLY INCURRED, WHICH UNDER NO CIRCUMSTANCES SHALL EXCEED, IN THE AGGREGATE, THE AMOUNT PAID BY LICENSEE TO RMSS UNDER THIS AGREEMENT FOR THE 12-MONTH PERIOD IMMEDIATELY PRECEDING THE DATE THE CLAIM AROSE.

12.2                        IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR INDIRECT, SPECIAL, PUNITIVE, INCIDENTAL OR CONSEQUENTIAL DAMAGES OF ANY KIND WHATSOEVER OR THE CLAIMS OR DEMANDS MADE BY ANY THIRD PARTIES, WHETHER OR NOT IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.3                        Licensee Software.  RMSS has no obligation or liability, either express or implied, with respect to the compatibility of RMSS Software with any other software unless provided or specified by RMSS including, but not limited to, Licensee software and/or Licensee-provided third party software.

13.                               INDEMNIFICATION.

13.1                        Property Damage.  Subject to Section 13 hereof, each party agrees to indemnify, defend and hold harmless the other and its officers, directors, employees, and affiliates (including, where applicable, the RMSS Subsidiaries and Licensee Subsidiaries), and agents from any and all liabilities, losses, costs, damages and expenses (including reasonable attorneys’ fees) arising from or in connection with the damage, loss (including theft) or destruction of any real property or tangible personal property of the indemnified party resulting from the actions or inactions of any employee, agent or subcontractor of the indemnifying party insofar as such damage arises out of or is ancillary to fulfilling its obligations under this Agreement and to the extent such damage is due to any negligence, breach of statutory duty, omission or default of the indemnifying party, its employees, agents or subcontractors.

13.2                        Infringement of RMSS Software.  RMSS agrees to defend at its own expense, any claim or action brought by any third party against Licensee and/or against its officers, directors, and employees and affiliates, for actual or alleged infringement within the United States of any patent, copyright or other intellectual property right (including, but not limited to, misappropriation of trade secrets) based upon the RMSS Software (except to the extent such infringement claim is caused by Licensee-specified Custom Modifications to the RMSS Software which could not have been made in a non-infringing manner) or caused by the combination of RMSS Software with software or hardware not provided, specified or approved by RMSS, or based upon the Third Party Software (“Indemnified RMSS Software”). Licensee, at its sole discretion and cost, may participate in the defense and all negotiations for its settlement or compromise. RMSS further agrees to indemnify and hold Licensee, its officers, directors, employees and affiliates harmless from and against any and all liabilities, losses, costs, damages, and expenses (including reasonable attorneys’ fees) associated with any such claim or action incurred by Licensee. RMSS shall conduct and control the defense of any such claim or action and negotiations for its settlement or compromise, by the payment of money. RMSS shall give Licensee, and Licensee shall give RMSS, as appropriate, prompt written notice of any written threat, warning or notice of any such claim or action against RMSS or Licensee, as appropriate, or any other user or any supplier of components of the Indemnified RMSS Software, which could have an adverse impact on Licensee’s use of same, provided RMSS or Licensee, as appropriate, knows of such claim or action. If in any such suit so defended, all or any part of the Indemnified RMSS Software (or any component thereof) is held to constitute an infringement or violation of any other party’s intellectual property rights and is enjoined, RMSS shall at its sole option take one or more of the following actions at no additional cost to Licensee: (i) procure the right to continue the use of the same without material interruption for Licensee; (ii) replace the same with non-infringing software; (iii) modify said Indemnified RMSS Software so as to be non-infringing; or (iv) take back the infringing Indemnified RMSS Software and credit Licensee with an amount equal to its prepaid but unused license fees hereunder. The foregoing represents the sole and exclusive remedy of Licensee for infringement or alleged infringement.

13.3                        Dispute Resolution.  The provisions of Section 13 shall apply with respect to the submission of any claim for indemnification under this Agreement and the resolution of any disputes relating to such claim.

14.                               FORCE MAJEURE, TIME OF PERFORMANCE AND INCREASED COSTS.

14.1                        Force Majeure.

(a)                                  Neither party shall be held liable for any delay or failure in performance of its obligations under this Agreement from any cause which with the observation of reasonable care, could not have been avoided – which may include, without limitation, acts of civil or military authority, government regulations, government agencies, epidemics, war, terrorist acts, riots, insurrections, fires, explosions, earthquakes, nuclear accidents, floods, power blackouts affecting facilities (the “Affected Performance”).

(b)                                 Upon the occurrence of a condition described in Section 14.1(a), the party whose performance is affected shall give written notice to the other party describing the Affected Performance, and the parties shall promptly confer, in good faith, to agree upon equitable, reasonable action to minimize the impact on both parties of such condition, including, without limitation, implementing disaster recovery procedures. The parties agree that the party whose performance is affected shall use commercially reasonable efforts to minimize the delay caused by the force majeure events and recommence the Affected Performance. If the delay caused by the force majeure event lasts for more than fifteen (15) Days, the parties shall negotiate an equitable amendment to this Agreement with respect to the Affected Performance. If the parties are unable to agree upon an equitable amendment within ten (10) Days after such fifteen (15)-Day period has expired, then either party shall be entitled to serve thirty (30) Days’ notice of termination on the other party with respect to only such Affected Performance. The remaining portion of the Agreement that does not involve the Affected Performance shall continue in full force and effect. RMSS shall be entitled to be paid for that portion of the Affected Performance which it completed through the termination date.

14.2                        Time of Performance and Increased Costs.  RMSS’s time of performance under this Agreement shall be adjusted, if and to the extent reasonably necessary, in the event and to the extent that (i) Licensee fails to timely submit material data or materials in the prescribed form or in accordance with the requirements of this Agreement, (ii) Licensee fails to perform on a timely basis, the material functions or other responsibilities of Licensee described in this Agreement, (iii) Licensee or any governmental agency authorized to regulate or supervise Licensee makes any special request, which is affirmed by Licensee and/or compulsory on RMSS, which affects RMSS’s normal performance schedule, or (iv) Licensee has modified the RMSS Software in a manner affecting RMSS’s burden. In addition, if any of the above events occur, and such event results in an increased cost to RMSS, RMSS shall estimate such increased costs in writing in advance and, upon Licensee’s approval, Licensee shall be required to pay any and all such reasonable, increased costs to RMSS upon documented expenditure, up to 110% of the estimate.

15.                               NOTICES.

15.1                        Notices. Except as otherwise provided under this Agreement or in the Exhibits, all notices, demands or requests or other communications required or permitted to be given or delivered under this Agreement shall be in writing and shall be deemed to have been duly given when received by the designated recipient. Written notice may be delivered in person or sent via reputable air courier service and addressed as set forth below:

If to Licensee:	Fidelity National Tax Service, Inc.
17911 Von Karman Avenue, Suite 300
Irvine, CA 92614
Attn: President

with a copy to:	Fidelity National Information Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: General Counsel

If to RMSS:	Rocky Mountain Support Services, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: President

with a copy to:	Fidelity National Financial, Inc.
601 Riverside Avenue
Jacksonville, FL 32204
Attn: General Counsel

15.2                        Change of Address.  The address to which such notices, demands, requests, elections or other communications are to be given by either party may be changed by written notice given by such party to the other party pursuant to this Section.

16.                               WARRANTIES.

16.1                        Performance.  For as long as RMSS is providing Maintenance to Licensee for the RMSS Software, RMSS warrants and represents that the RMSS Software and the Custom Modifications, as delivered to Licensee and the Base Modifications, will perform in all material respects in accordance with the respective Documentation, in concert and otherwise.

16.2                        Performance of Obligations.  Each party represents and warrants to the other that it shall perform its respective obligations under this Agreement, including Exhibits and Schedules, in a professional and workmanlike manner.

16.3                        Compliance With Law.  RMSS warrants that (i) it has the power and corporate authority to enter into and perform this Agreement, (ii) its performance of this Agreement does not and will not violate any governmental law, regulation, rule or order, contract, charter or by-law; (iii) it has sufficient right, title and interest (or another Subsidiary of FNF has or will grant it sufficient license rights) in the RMSS Software to grant the licenses herein granted, (iv) it has received no written notice of any third party claim or threat of a claim alleging that any part of the RMSS Software infringes the rights of any third party in any of the United States, and (v) each item of RMSS Software provided by or for RMSS to Licensee shall be delivered free of undisclosed trapdoors, Trojan horses, time bombs, time outs, spyware, viruses or other code which, with the passage of time, in the absence of action or upon a trigger, would interfere with the normal use of, or access to, any file, datum or system.

16.4                        Exclusive Warranties.  EXCEPT AS PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING BUT NOT LIMITED TO THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, AND EACH PARTY AGREES THAT ALL REPRESENTATIONS AND WARRANTIES THAT ARE NOT EXPRESSLY PROVIDED IN THIS AGREEMENT ARE HEREBY EXCLUDED AND DISCLAIMED.

17.                               MISCELLANEOUS.

17.1                        Assignment.  Except as set forth herein, neither party may sell, assign, convey, or transfer the licenses granted hereunder or any of such party’s rights or interests, or delegate any of its obligations hereunder without the written consent of the other party, provided, however, that the parties hereby agree and acknowledge that, upon the consummation of the Merger, Merger Co and Certegy shall each be permitted assignees of Licensee.  Any assignment hereunder shall be conditioned upon the understanding that this Agreement shall be binding upon the assigning party’s successors and assigns. Either party may assign this Agreement to any Subsidiary that is not a Competitor except that the assigning party shall remain responsible for all obligations under this Agreement including the payment of fees. Notwithstanding anything contained herein to the contrary, Licensee may not assign this Agreement to a Competitor.

17.2                        Severability.  Provided Licensee retains quiet enjoyment of the RMSS Software including Custom Modifications and Base Modifications, if any one or more of the provisions contained herein shall for any reason be held to be unenforceable in any respect under law, such unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such unenforceable provision or provisions had never been contained herein, provided that the removal of such offending term or provision does not materially alter the burdens or benefits of either of the parties under this Agreement or any Exhibit or Schedule, in which case the unenforceable portion shall be replaced by one that reflects the parties original intent as closely as possible while remaining enforceable..

17.3                        Third Party Beneficiaries.  Except as set forth herein, the provisions of this Agreement are for the benefit of the parties and not for any other person. Should any third party institute proceedings, this Agreement shall not provide any such person with any remedy, claim, liability, reimbursement, cause of action, or other right.

17.4                        Governing Law; Forum Selection; Consent of Jurisdiction.  This Agreement will be governed by and construed under the laws of the State of Florida, USA, without regard to principles of conflict of laws. The parties agree that the only circumstance in which disputes between them, not otherwise excepted from the resolution process described in Section 11, will not be subject to the provisions of Section 11 is where a party makes a good faith determination that a breach of the terms of this Agreement by the other party requires prompt and equitable relief. Each of the parties submits to the personal jurisdiction of any state or federal court sitting in Jacksonville, Florida with respect to such judicial proceedings. Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or to other security that might be required of any party with respect thereto. Any party may make service on the other party by sending or delivering a copy of the process to the party to be served at the address set forth in Section 15 above. Nothing in this Section, however, shall affect the right of any party to serve legal process in any other manner permitted by law or in equity. Each party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or in equity.

17.5                        Executed in Counterparts.  This Agreement may be executed in counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same document.

17.6                        Construction.  The headings and numbering of sections in this Agreement are for convenience only and shall not be construed to define or limit any of the terms or affect the scope, meaning or interpretation of this Agreement or the particular section to which they relate. This Agreement and the provisions contained herein shall not be construed or interpreted for or against any party because that party drafted or caused its legal representative to draft any of its provisions.

17.7                        Entire Agreement.  This Agreement, including the Exhibits and Schedules attached hereto and the agreements referenced herein constitute the entire agreement between the parties, and supersedes all prior oral or written agreements, representations, statements, negotiations, understandings, proposals, marketing brochures, correspondence and undertakings related thereto.  Without limiting the foregoing, the parties expressly acknowledge that this Agreement, together with the Exhibits and Schedules hereto, is intended to amend and restate the Prior License Agreement in its entirety, and upon the effectiveness of this Agreement, the Prior License Agreement shall be deemed to have been superseded and replaced in its entirety by this Agreement.

17.8                        Amendments and Waivers.  This Agreement may be amended only by written agreement signed by duly authorized representatives of each party. No waiver of any provisions of this Agreement and no consent to any default under this

Agreement shall be effective unless the same shall be in writing and signed by or on behalf of both parties. No course of dealing or failure of any party to strictly enforce any term, right or condition of this Agreement shall be construed as a waiver of such term, right or condition. Waiver by either party of any default by the other party shall not be deemed a waiver of any other default.

17.9                        Remedies Cumulative.  Unless otherwise provided for under this Agreement, all rights of termination or cancellation, or other remedies set forth in this Agreement, are cumulative and are not intended to be exclusive of other remedies to which the injured party may be entitled by law or equity in case of any breach or threatened breach by the other party of any provision in this Agreement. Use of one or more remedies shall not bar use of any other remedy for the purpose of enforcing any provision of this Agreement.

17.10                 Taxes.  All charges and fees to be paid under this Agreement are exclusive of any applicable sales, use, service or similar tax which may be assessed currently or in the future on the RMSS Software or related services provided under this Agreement. If a sales, use, services or a similar tax is assessed on the RMSS Software or related services provided to Licensee under this Agreement, Licensee will pay directly, reimburse or indemnify RMSS for such taxes as well as any applicable interest and penalties. Licensee shall pay such taxes in addition to the sums otherwise due under this Agreement. RMSS shall, to the extent it is aware of taxes, itemize them on a proper VAT, GST or other invoice submitted pursuant to this Agreement. All property, employment and income taxes based on the assets, employees and net income, respectively, of RMSS shall be RMSS’s sole responsibility. The parties will cooperate with each other in determining the extent to which any tax is due and owing under the circumstances and shall provide and make available to each other any withholding certificates, information regarding the location of use of the RMSS Software or provision of the services or sale and any other exemption certificates or information reasonably requested by either party.

17.11                 Press Releases. The parties shall consult with each other in preparing any press release, public announcement, news media response or other form of release of information concerning this Agreement or the transactions contemplated hereby that is intended to provide such information to the news media or the public (a “Press Release”). Neither party shall issue or cause the publication of any such Press Release without the prior written consent of the other party; except that nothing herein will prohibit either party from issuing or causing publication of any such Press Release to the extent that such action is required by applicable law or the rules of any national stock exchange applicable to such party or its affiliates, in which case the party wishing to make such disclosure will, if practicable under the circumstances, notify the other party of the proposed time of issuance of such Press Release and consult with and allow the other party reasonable time to comment on such Press Release in advance of its issuance.

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17.12                 Effectiveness.  Notwithstanding the date hereof, this Agreement shall become effective as of the date and time that the Merger becomes effective pursuant to the terms of the Certegy Merger Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the Effective Date by their duly authorized representatives.

FIDELITY NATIONAL TAX SERVICE, INC.

By	/s/ Michael L. Gravelle
Michael L. Gravelle
Senior Vice President

ROCKY MOUNTAIN SUPPORT SERVICES, INC.

By	/s/ Raymond R. Quirk
Raymond R. Quirk
Chief Executive Officer